Media Contact:
Jay Nalbach, CMO
(503) 387-3941
pr@crailar.com

Investor Relations Contact:
Genesis Select Corp:
Matthew Selinger, Principal
303) 415-0200
mselinger@genesisselect.com
Budd Zuckerman, President
bzuckerman@genesisselect.com
ir@crailar.com

CRAiLAR Technologies Inc. Retains Genesis Select for Investor Relations

PORTLAND, OR, April 24, 2014 / - CRAiLAR Technologies Inc. ("CL" or the "Company") (CL.V) (CRLRF), which produces and markets CRAiLAR(R) Flax fiber The Friendliest Fiber On The Planet(TM), announced today it has retained Genesis Select Corporation ("Genesis") as an investor relations consultant to oversee capital markets activity, including developing greater Wall Street awareness, for the Company.

"Genesis has a reputation and track record of increasing visibility of underfollowed small and micro-cap companies" said CRAiLAR CEO, Ken Barker. "We feel that we have a great story to bring to the investment community and Wall Street, and now is the time to team with Genesis to convey the CRAiLAR opportunity."

"We are excited about CRAiLAR's fiber technology that combines high performance characteristics and superior sustainable attributes. The company has made great strides in the past months. They've brought on marquee industry stalwarts in IKEA and Adidas as partners, secured new manufacturing capacity and closed an institutional round of funding. The company has done a fantastic job of putting in place the foundation for growth in the coming year," Said Budd Zuckerman, President of Genesis Select.

Genesis Select will provide CRAiLAR with a comprehensive investor relations outreach program, as well as provide ongoing assistance to the Company in building relationships within the institutional investment community with the goals of raising awareness and maximizing shareholder value.

In accordance with the terms of the Company's consulting services agreement (the "Agreement") with Genesis; which Agreement is subject to the prior review and, if required, approval of the TSX Venture Exchange; the initial term of the Agreement is for a period of one year, and may be terminated by either party on 90 days' notice, and the Company will compensate Genesis with a monthly fee of $7,000 together with the issuance of a vesting (as to 1/12th every month) stock option to acquire an aggregate of up to 100,000 common shares of the Company for a period of five years at an exercise price of US$1.15 per common share

About CRAiLAR Technologies Inc.
CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to IKEA, HanesBrands, Georgia-Pacific, Tuscarora Yarns, Target Corp., Cone Mills Cotswold Industries and Kowa Company for commercial use, and to Levi Strauss & Co., Ashland, PVH Corp. and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

About Genesis Select Corp.
Genesis Select Corporation, founded in 1998 by Budd Zuckerman a former institutional capital markets professional, is headquartered in Boulder, Colorado. The Genesis team provides targeted exposure and vital communications for public companies with the aim of improving the effectiveness of their communication with Wall Street and expanding their visibility within the institutional investment community.

For more information please visit www.genesisselect.com.

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

Investor Relations Contact:
Genesis Select Corp:
Matthew Selinger, Principal
303-415-0200
mselinger@genesisselect.com
Budd Zuckerman, President
bzuckerman@genesisselect.com
ir@crailar.com

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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